EXHIBIT 99.1


               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma information is presented to show the estimated effect of our acquisition of Diageo's worldwide Pillsbury operations ("Pillsbury"). The acquisition was effected as described in Item 2 to our Form 8-K filed November 2, 2001.

The pro forma combined statement of earnings combines the companies' respective earnings statements as if the acquisition had occurred at the beginning of the period presented. Since the acquisition was effected on October 31, 2001, our consolidated statement of earnings for the twenty-six weeks ended November 25, 2001 is combined with Pillsbury's combined statement of operations for the five months ended October 31, 2001, including an additional month of Pillsbury's international operations to adjust for those international operations being reported on a one-month lag basis following the acquisition. The unaudited pro forma combined statement of earnings is based on the assumptions and adjustments described in the accompanying notes.

The pro forma adjustments reflecting the consummation of the acquisition are based upon the purchase method of accounting and upon the assumptions set forth in the notes hereto, including the issuance of 134 million shares of General Mills common stock and the subsequent repurchase from Diageo of 55 million shares under a put option exercised by Diageo. This pro forma financial information should be read in conjunction with the historical financial statements of General Mills, filed as part of our Annual Report on Form 10-K for the year ended May 27, 2001 and the historical financial statements of Pillsbury, which are contained in the Registrant's current report on Form 8-K/A filed on January 11, 2002.

The pro forma adjustments do not reflect cost savings from synergies which may be realized subsequent to the acquisition.

The unaudited pro forma combined statement of earnings is not necessarily indicative of the operating results that would have occurred had the acquisition been consummated at the beginning of the period, for which the consummation of the acquisition is being given effect. Therefore this unaudited pro forma combined statement of earnings should not be construed as representative of future operations. For purposes of preparing the General Mills' consolidated financial statements, subsequent to the acquisition, General Mills will establish a new basis for Pillsbury's assets and liabilities based upon the fair values thereof and the General Mills purchase price, including the costs of the acquisition. A final determination of required purchase accounting adjustments,


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including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been completed. Accordingly, the purchase accounting adjustments made in connection with the development of the pro forma combined statement of earnings are preliminary and have been made solely for purposes of developing such pro forma combined financial information. General Mills has undertaken a study to determine the fair value of certain of Pillsbury's assets and liabilities and will make appropriate purchase accounting adjustments upon completion of that study. The actual results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein.

                    PRO FORMA COMBINED STATEMENT OF EARNINGS
                        26 WEEKS ENDED NOVEMBER 25, 2001
                (IN MILLIONS, EXCEPT PER SHARE DATA) (UNAUDITED)

                                                                                    PRO FORMA (A)
                                                                       ------------------------------------------
                                           GENERAL
                                            MILLS        PILLSBURY      DIVESTED       MERGER
                                          HISTORICAL     HISTORICAL    BUSINESSES    ADJUSTMENTS        COMBINED
                                          ----------     ----------    ----------    -----------       ----------
Sales ..................................  $    4,114     $    2,600    $     (291)   $          (B)    $    6,423
Cost of sales ..........................       1,760          1,465          (150)                          3,075
Selling, general and administrative ....       1,656            860           (82)          (87)(C)         2,347
Interest, net ..........................         118            255                         (98)(D)           275
Unusual items ..........................          94            100                                           194
                                          ----------     ----------    ----------    ----------        ----------
Earnings (losses) before taxes and
   earnings(losses) of joint ventures ..         486            (80)          (59)          185               532
Income tax expense (benefit) ...........         176              7           (24)           47 (E)           206
Earnings (losses) from joint ventures ..          12             21            (3)                             30
                                          ----------     ----------    ----------    ----------        ----------
Earnings (losses) before cumulative
   effect of change in accounting
   principle ...........................         322            (66)          (38)          138               356
Cumulative effect of change in
   accounting principle ................          (3)                                                          (3)
                                          ----------     ----------    ----------    ----------        ----------
Net earnings (losses)...................  $      319     $      (66)   $      (38)   $      138        $      353
                                          ==========     ==========    ==========    ==========        ==========

Earnings per share - basic:
Earnings before cumulative effect of
   change in accounting principle ......        1.09            N/A           N/A           N/A              0.98
Cumulative effect of change in
   accounting principle ................       (0.01)           N/A           N/A           N/A             (0.01)
                                          ----------     ----------    ----------    ----------        ----------
Net earnings ...........................  $     1.08            N/A           N/A           N/A        $     0.97
                                          ==========     ==========    ==========    ==========        ==========
Average number of common shares ........       296.0            N/A           N/A          67.9 (F)         363.9
                                          ==========     ==========    ==========    ==========        ==========
Earnings per share - diluted:
Earnings before cumulative effect of
   change in accounting principle ......        1.05            N/A           N/A           N/A              0.95
Cumulative effect of change in
   accounting principle ................       (0.01)           N/A           N/A           N/A             (0.01)
                                          ----------     ----------    ----------    ----------        ----------
Net earnings ...........................  $     1.04            N/A           N/A           N/A        $     0.94
                                          ==========     ==========    ==========    ==========        ==========
Average number of common shares -
   assuming dilution ...................       306.6            N/A           N/A          67.9 (F)         374.5
                                          ==========     ==========    ==========    ==========        ==========


NOTES TO PRO FORMA COMBINED STATEMENT OF EARNINGS (DOLLAR AMOUNTS IN MILLIONS)

(A) The accompanying pro forma combined statement of earnings for the twenty-six weeks ended November 25, 2001 combines the General Mills consolidated statement of earnings for the twenty-six weeks ended November 25, 2001 with the Pillsbury combined statement of earnings for the five months ended October 31, 2001, including an additional month of Pillsbury's international operations to adjust for those international operations being reported on a one-month lag basis post acquisition, as if


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     the acquisition had been consummated at May 28, 2001. The Pillsbury historical statement of earnings includes those revenues and expenses either directly attributable to Pillsbury or that have been allocated based upon methods considered reasonable by Diageo's management. Adjustments are made to the pro forma combined statement of earnings to eliminate revenues and expenses associated with divested businesses. The pro forma combined statement of earnings does not include pro forma adjustments to reflect cost savings from synergies which may be realized subsequent to the acquisition. Not all nonrecurring transaction and integration costs associated with the acquisition are reflected in this pro forma combined statement of earnings. A final determination of the required purchase accounting adjustments has not yet been made, and the earnings results will vary from these pro forma earnings shown.

(B) Sales (and the implicit selling prices) are all as reported historically, and have not been adjusted for any price changes.

(C) This adjustment represents the elimination of Pillsbury amortization of intangibles. Since the study to determine the fair value of certain of Pillsbury's assets and liabilities is not yet complete, the excess purchase price has not been allocated to any intangible assets other than goodwill. Therefore there is no additional amortization expense included in the pro forma combined statement of earnings. When the study is complete and fair value amounts are assigned to identifiable intangibles with definite lives, there will be additional amortization expense included in the combined statement of earnings, however we do not anticipate such amortization to be material.

(D) The interest adjustment for the 26 weeks ended November 25, 2001 of a reduction of $98 represents (1) the elimination of $245 of Pillsbury interest expense on its payables to affiliates and (2) the addition of $147 for estimated interest expense (assuming a rate of 6.7%) for the debt that will ultimately be included on the General Mills balance sheet as a result of the Pillsbury acquisition and related divestitures.

     The assumed interest rate is consistent with interest rate swaps entered into in anticipation of the Pillsbury acquisition.

(E) The adjustment to tax expense results from providing taxes at a 37.0% rate (net combined federal and state) on the pro forma pretax interest adjustment. Any income tax benefit that Pillsbury had recorded associated with its amortization of intangibles is also eliminated.

(F) This adjustment reflects the weighted impact of (1) the 134 million shares of General Mills Common Stock issued to Diageo in the acquisition on October 31, 2001 less (2) the 55 million shares repurchased from Diageo under a put option exercised by Diageo on November 1, 2001. For purposes of the pro forma information, such shares were deemed to be outstanding for the entire pro forma period.


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